UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2015 (December 11, 2015)
NCI BUILDING SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10943 North Sam Houston Parkway West Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 897-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Adoption of New Senior Leadership Short-Term Incentive Program for the Fiscal Year ending in 2016
On December 7, 2015, the Compensation Committee of the Board of Directors of NCI Building Systems, Inc. (“NCI” or the “Company”) approved the terms of a new short-term annual incentive program for the Company’s senior leadership team for the fiscal year ending in 2016, including its named executive officers (the “Senior Leadership STI Program”). Under the Senior Leadership STI Program, annual bonuses for such fiscal year will be determined based solely on adjusted EBITDA performance. The program includes a threshold equal to 75% of adjusted EBITDA performance below which no bonuses would be paid, and annual bonuses for the fiscal year ending in 2016 are capped at a maximum equal to 200% of the target bonus amount. As under the prior bonus program of the Company, Norman C. Chambers’ target annual bonus is equal to 100% of his base salary, and, for the other named executive officers, the target annual bonus is equal to 75% of base salary, with the exception of Donald R. Riley, whose target bonus is equal to 80% of base salary. Total bonuses for all employees, including non-management employees, may not exceed 15% of NCI’s adjusted pre-tax profit for fiscal year 2016, calculated in accordance with the Senior Leadership STI Program, before accrual for bonuses and before share-based compensation expense, and may also not exceed the maximum amounts payable under the Company’s Senior Executive Bonus Plan previously approved by stockholders at the 2014 annual meeting.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCI BUILDING SYSTEMS, INC.
By:	/s/ Todd R. Moore
Todd R. Moore Executive Vice President, General Counsel and Secretary

Dated: December 11, 2015